EXHIBIT 99




FSF Financial Corp.              Contact:   Donald A. Glas, Chief  Executive
Hutchinson, Minnesota                         Officer
                                            (612) 234-4500
                                            George B. Loban, President
                                            (612) 234-4500
                                            Richard H. Burgart,
                                             Chief Financial Officer
                                            (612) 234-4500

                                            For Immediate Release
                                            May 7, 1996

                          FSF FINANCIAL CORP. ANNOUNCES
                   Regulatory Approval for Stock Repurchase

      Hutchinson, Minnesota - May 7, 1996 -- (NASDAQ:FFHH) Donald A. Glas, Chief Executive Officer of FSF Financial Corp., Hutchinson, Minnesota, the holding company of First Federal fsb, announced today that it had received the necessary approvals from the Office of Thrift Supervision ("OTS") necessary to repurchase up to 10% or 385,996 shares of the Corporation's Common Stock. It is anticipated that such shares of Common Stock will be purchased in open market transactions from time to time during the next six months.

      First Federal fsb is a federally-chartered stock savings bank headquartered in Hutchinson, Minnesota. The Bank has eleven offices located in Hutchinson (2), Hastings, Apple Valley, Buffalo, Glencoe, Inver Grove Heights, Litchfield, Waconia, Waite Park and Winthrop, Minnesota. The deposits are federally-insured by the Federal Deposit Insurance Corporation. The Bank is a community-oriented, full service retail savings bank offering traditional mortgage loan products. The Corporation's common stock is traded in the over-the-counter market on the Nasdaq National Market under the symbol "FFHH."